UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2011

GLOBE SPECIALTY METALS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-34420	20-2055624
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Penn Plaza, 250 West 34th Street, Suite 4125

New York, New York 10119

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (212) 798-8122

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets.

On July 28, 2011 (the “Closing Date”), Globe Specialty Metals, Inc., a Delaware corporation (the “Company”), completed its previously announced acquisition of certain coal mining properties and operations pursuant to a: (i) Membership Interest Purchase Agreement, dated May 27, 2011; by and among Globe BG, LLC, a wholly-owned subsidiary of the Company (“Globe BG”), NGPC Asset Holdings II, LP and NGP Capital Resources Company, and certain other parties thereto, related to the purchase by Globe BG of 100% of the membership interests of Alden Resources, LLC (“Alden”), (ii) Membership Interest Purchase Agreement, dated May 27, 2011, by and among Globe BG, NGPC Asset Holdings II, LP and NGP Capital Resources Company, related to the purchase by Globe BG of 100% of the membership interests of Gatliff Services, LLC (“Gatliff”) and (iii) Purchase Agreement, dated May 27, 2011, by and among the Company, Globe BG and NGP Capital Resources Company, related to the purchase of certain royalty interests held by NGP Capital Resources Company (collectively, the “Purchase Agreements”).  Prior to the Closing Date, Globe BG assigned all of its rights and interests under the Purchase Agreement to GBG Holdings, LLC, an indirect wholly-owned subsidiary of the Company (“GBG”).  The purchase price was $73.2 million plus an additional $6.8 million that could be payable to NGP Capital Resources Company pursuant to an earn-out payment upon the achievement of certain operational conditions.

The foregoing description of the Purchase Agreements and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the terms and conditions of the Purchase Agreements, a copy of each of which was attached as Exhibit 2.1, 2.2 and 2.3, respectively, to the Company’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on June 3, 2011, and incorporated herein by reference.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On the Closing Date, and concurrently with the closing under the Purchase Agreements, GBG, the Company, and GSM Enterprises LLC, the parent of GBG (“GSME”), entered into a Term Loan Agreement with the lenders party thereto (the “Lenders”) and BNP Paribas, as administrative agent, collateral agent, sole lead runner and sole bookrunner for the Lenders (the “Loan Agreement”).  The terms of the Loan Agreement provide for a $50,000,000 senior secured term loan facility (the “Loan”), which was fully borrowed by GBG on the Closing Date in order to finance the transactions contemplated by the Purchase Agreements. The Loan matures on July 28, 2014, unless the Loan is accelerated in accordance with the terms of the Loan Agreement.  The Company, GSME and GBG’s subsidiaries are required to jointly and severally guarantee GBG’s obligations under the Loan Agreement, and GBG’s obligations under the Loan Agreement are secured by a lien on the limited liability company interests of GBG, GSME, Alden and Gatliff.

The Loan bears interest at LIBOR plus the Applicable Margin (as defined below).  The “Applicable Margin” shall mean 3.125% per annum, if the consolidated leverage ratio is equal to or less than 2.00:1.00, and 2.625% per annum, if the consolidated leverage ratio is in excess of 2.00:1.00.  The principal amounts of the Loan are to be paid in consecutive quarterly installments of $5,555,555.00 beginning on June 30, 2012.

The Loan Agreement permits optional prepayments of the Loan at any time without premium or penalty.  GBG is required to make mandatory prepayments of amounts outstanding under the Loan Agreement of: (i) 100% of the net proceeds received from certain sales or other dispositions of all or any part of GBG and its subsidiaries’ assets, (ii) 100% of certain insurance and condemnation proceeds received by GBG or any of its subsidiaries, (iii) 100% of the net proceeds received by GBG or any of its subsidiaries from the issuance or occurrence of any indebtedness of GBG or any of its subsidiaries, (iv) 100% of the net proceeds of the sale of certain equity, and (v) 100% of certain restricted payments made by GBG to the Company.

The Loan Agreement contains affirmative and negative covenants reasonably customary for similar credit facilities.  In addition, beginning with the fiscal quarter ending September 30, 2011, the Company shall not permit its (i) fixed charge coverage ratio to be less than 1.10:1.00, (ii) leverage ratio to exceed 3.00:1.00, (iii) consolidated current ratio to be less than 1.10:1.00, (iv) consolidated tangible net worth to be less than $350,000,000 and (v) its consolidated gearing ratio to exceed 0.75:1.00.

The Loan Agreement contains customary events of default, including payment defaults, making of a materially false or misleading representation or warranty, covenant defaults, defaults to certain material indebtedness, certain events of bankruptcy and insolvency, certain material events under ERISA, material judgments, loss of Lenders’ lien priority, a change of control of GBG or its subsidiaries, abandonment by GBG or its subsidiaries of a material portion of its mining operations and processing operations, and if the Company ceases to beneficially own and control at least 51% of the equity interest of WVA Manufacturing, LLC.  Upon an event of default, the administrative agent, at the request of the Lenders, is entitled to take various actions, including accelerating the amounts due under the Loan Agreement and the other loan documents, and pursuing any other rights or remedies available under applicable law.

GBG paid certain fees in connection with the closing and will be required to pay certain fees in connection with the Loan and all reasonable costs and expenses incurred by the administrative agent, collateral agent, sole lead runner and sole bookrunner with respect to the Loan.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Loan Agreement, a copy of which is attached at Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events.

On August 1, 2011, the Company issued a press release announcing the transactions described in Item 2.01 and Item 2.03 of this Current Report, a copy of which is attached hereto as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being furnished herewith:

Exhibit No.                      Exhibit Description

10.1
Term Loan Agreement, dated July 28, 2011, by and among GBG Holdings, LLC, Globe Specialty Metals, Inc., GSM Enterprises LLC, the Lenders from time to time party thereto, and BNP Paribas, as administrative agent, collateral agent, sole lead arranger and sole bookrunner

99.1	Press release dated August 1, 2011

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBE SPECIALTY METALS, INC.
Dated: August 1, 2011	By:	/s/ Stephen Lebowitz
		Name:	Stephen Lebowitz
		Title:	Chief Legal Officer

EXHIBIT INDEX

Exhibit No.                      Exhibit Description

10.1
Term Loan Agreement, dated July 28, 2011, by and among GBG Holdings, LLC, Globe Specialty Metals, Inc., GSM Enterprises LLC, the Lenders from time to time party thereto, and BNP Paribas, as administrative agent, collateral agent, sole lead arranger and sole bookrunner

99.1	Press release dated August 1, 2011